EXHIBIT 99.2

LETTER AMENDMENT

August 16, 2002

Georgia-Pacific Corporation
133 Peachtree Street, NE
P.O. Box 105605
Atlanta, GA 30348-5606

Attention:     Danny W. Huff,
                      Executive Vice President—Finance and Chief Financial Officer

Re:       First Amendment to Commitment Letter (referred to below)

Ladies and Gentlemen:

Reference is hereby made to the Commitment Letter, dated August 13, 2002, among Georgia-Pacific Corporation, a Georgia corporation (“Borrower”), Bank of America, N.A., Banc of America Securities LLC and Goldman Sachs Credit Partners L.P. (the “Commitment Letter”). All capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Commitment Letter.

The parties hereto agree to amend the Commitment Letter by deleting in its entirety the paragraph therein commencing with the words “You agree, at the request of any of the Arrangers after consultation with the Borrower ” and replacing such paragraph with the following new paragraph:

“You agree, at the request of any of the Arrangers after consultation with the Borrower, other than as currently contemplated in connection with the Recapitalization Transaction (as defined in the Term Sheet), to take all steps necessary to cause the Senior Bridge Facility to be repaid or refinanced in full (the “Take-Out”) with proceeds from a bank or other credit facilities (the “Credit Facility Financing”) and/or with proceeds from the issuance and sale of debt securities of the Borrower (or any of its affiliates) in the capital markets (the “Capital Markets Financing”) on or before the earlier of (i) February 16, 2003, (ii) the date that is 45 days after the date on which the amount available to be drawn under the Credit Agreement (Multi-Year Revolving Credit Facility), dated as of November 3, 2000, as amended from time to time, among the Borrower, the lenders named therein, Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as co-syndication agents, and Bank of America, N.A., as the administrative agent is less than $650,000,000, or (iii) the date that is 45 days after you announce that your proposed Recapitalization Transaction (as defined in the Term Sheet) has been withdrawn or terminated. It is understood that for purposes of this letter, the terms “Credit Facility Financing” and “Capital Markets Financing” herein shall not include any credit facilities to the Borrower and/or any of its subsidiaries and any issuance and/or sales of any debt securities of the Borrower and/or any of its affiliates, in each case contemplated or executed in connection with the Recapitalization Transaction.”

Except as specifically provided herein, the Commitment Letter shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

This letter amendment is limited as specified and the execution, delivery and effectiveness of this letter amendment shall not operate as a modification, acceptance or waiver of any provision of the Commitment, except as specifically set forth herein.

Georgia-Pacific Corporation
August 16, 2002

This letter amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This letter amendment may be executed in counterparts, each of which shall be an original, but all of such counterparts shall constitute one and the same letter.

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Georgia-Pacific Corporation
August 16, 2002

If the foregoing is acceptable to you, please so indicate by signing in the space provided and returning a signed copy of this letter amendment to us for our records.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/S/ MICHAEL BALOK

Name:  Michael Balok
Title:  Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/S/ BRUCE A. OFENLOCH

Name:  Bruce A. Ofenloch
Title:  Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/S/ MARK DENATALE

Name:  Mark DeNatale
Title:  Authorised Signatory

ACCEPTED AND AGREED TO
AS OF AUGUST 16, 2002:

GEORGIA-PACIFIC CORPORATION

By:	/S/ PHILLIP M. JOHNSON

Name:  Phillip M. Johnson
Title:  Vice President and Treasurer